Exhibit 10.20

ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, SYNTHETIC MATERIALS, LLC, a Florida limited liability company (“Assignor”), hereby sells, transfers, assigns, bargains, grants, conveys, delivers and sets over unto MIRANT MID-ATLANTIC, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s right title and interest to and under that certain Synthetic Gypsum Supply Agreement by and between Assignor and Lafarge North America Inc. (“Lafarge”), a Maryland corporation (the “Assigned Contract”).

Assignee does hereby accept this assignment under this Assignment and Assumption Agreement and Assignee does hereby assume and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, terms, covenants, provisions and conditions under the Assigned Contract occurring from and after the date hereof, and Assignee agrees to be liable for the observance and performance thereof as fully as though Assignee was the original party thereunder.

This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective beneficiaries, legal representatives, heirs, successors and assigns.

Assignor hereby agrees to perform, execute and deliver or cause to be performed, executed and delivered any and all such further acts, documents and assurances as Assignee may reasonably require to perfect Assignee’s interest in the Assigned Contract.

This Assignment and Assumption Agreement may be executed in counterparts, and as so executed shall constitute one and the same agreement.

This Assignment and Assumption Agreement shall be governed under the laws of the State of Maryland.

The assignment contemplated under this Assignment and Assumption Agreement shall be considered a novation of the Assignment Contract.

IN WITNESS WHEREOF, the each party has caused its duly authorized representative to execute the Assignment and Assumption Agreement as of the 10th day of May, 2010.

ASSIGNOR:

SYNTHETIC MATERIALS, LLC

By:	/s/ John Glasscock

Name:	John Glasscock

Title:	President

ASSIGNEE:

MIRANT MID ATLANTIC, LLC

By:	/s/ Robert Patrick

Name:	Robert Patrick

Title:	Program Director, AQCS

For purposes of acknowledging the existence of the Assignment and Assumption Agreement, Lafarge has caused its duly authorized representative to execute the Assignment and Assumption Agreement as of the Effective Date:

LAFARGE NORTH AMERICA INC.

By:	/s/ John Dickman

Name:	John Dickman

Title:	Director - Purchasing